As filed with the Securities and Exchange Commission on September 10, 2004
                                           Registration No. 333-
                                                                ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                             52-0845822
        (State or other jurisdiction of    (I.R.S. Employer Identification No.)
        incorporation or organization)


                               1617 JFK Boulevard
                             Philadelphia, PA 19103
                                 (215) 988-0080

         (Address of Registrant's Principal Executive Office)(Zip Code)


                      2003 DIRECTORS COMPENSATION PLAN; and
                      HEMISPHERX 2004 EQUITY INCENTIVE PLAN
                            (full title of the plan)


                          William A. Carter, M.D., CEO
                           Hemispherx Biopharma, Inc.
                          1617 JFK Boulevard, Suite 660
                             Philadelphia, PA 19103
                                 (215) 988-0080
  (Name, Address & Telephone number, including area code, of agent for service)


                                   Copies to:
                              Richard Feiner, Esq.
                        Silverman Sclar Shin & Byrne PLLC
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600


                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                                   Proposed        Proposed
        Title of Securities                                         Maximum         Maximum           Amount of
          to be Registered           Amount to be Registered(1) Offering Price     Aggregate      Registration Fee
                                                                 Per Share(2)   Offering Price
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Shares of Common Stock, $.001 par            9,000,000               $2.56        $23,040,000         $2,919.17
value   ............................
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Total Registration Fee..............                                                                  $2,919.17
======================================================================================================================

(1) pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described in this registration statement.


(2) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) of the Securities Act based on the closing price of the shares of common stock of the Registrant reported on the American Stock Exchange on September 8, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

         We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering:

(a) Our amended annual report on Form 10-K for our fiscal year ended December 31, 2003, File No. 1-13441.

(b) Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004, File No. 1-13441.

(c) Our proxy statement on schedule 14A for our 2004 annual meeting, File No. 1-13441.

(d) Our current report on Form 8-K filed on July 15, 2004, File No. 1-13441.

(e) Our current report on Form 8-K filed on August 2, 2004, File No. 1-13441.

(f) Our current report on Form 8-K filed on August 6, 2004, File No. 1-13441.

(g) Our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 1-13441.

(h) Our Registration Statement on Form S-1, SEC File No. 333-117178, declared effective by the SEC on August 2, 2004.

(i) A description of our common stock contained in our registration statement on Form S-1, File No. 33-93314, and any amendment or report filed for the purpose of updating this description filed subsequent to the date of this prospectus and prior to the termination of this offering.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part or this registrations statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the notes thereto).

Item 4.  Description of Securities

Not Applicable.

Item 5.           Interests of named experts and counsel.


Not Applicable.

Item 6.           Indemnification of directors and officers.

         The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. Such indemnification (other than an order by a court) shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant's Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

          The Registrant's authority to indemnify its directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

     (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination
          (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section, or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 7.            Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

4.1  2003 Directors Compensation Plan

4.2  Hemispherx 2004 Equity Incentive Plan*

5.1  Opinion of Silverman Sclar Shin & Byrne PLLC.

23.1 Consent of Silverman Sclar Shin & Byrne PLLC (included in Exhibit 5.1).

23.2 Consent of BDO Seidman, LLP, independent registered public accountants.

23.3 Consent of Eisner LLP, independent registered public accountants.

24.1 Powers of Attorney (included in Signature Pages to this Registration Statement on Form S-8).

*  Incorporated  by reference  from  Appendix A to the  Registrant's  Definitive
Schedule 14A (proxy statement) for the 2004 Annual Meeting of Stockholders (No. 1-13441) filed on May 20, 2004.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on this 9th day of September 2004.


                                                Hemispherx Biopharma, Inc.


                                                By: /s/ William A. Carter
                                                -----------------------------
                                                William A. Carter, M.D.,
                                                President,
                                                Chief Executive Officer and
                                                Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Carter, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date


/s/William A. Carter         President, Chairman, Chief     September 9, 2004
---------------------------  Executive Officer and Director
William A. Carter

/s/Robert E. Peterson        Chief Financial Officer        September 9, 2004
---------------------------
Robert E. Peterson


/s/Ransom Etheridge          Director                       September 9, 2004
---------------------------
Ransom Etheridge


/s/Richard Piani             Director                       September 9, 2004
---------------------------
Richard Piani

____________________         Director                       September __, 2004
Iraj-Eqhbal Kiani


/s/Antoni Esteve                Director                       September 9, 2004
---------------------------
Antoni Esteve


/s/William Mitchell            Director                      September 9, 2004
---------------------------
William Mitchell

                                Index to Exhibits


4.1   2003 Directors Compensation Plan

5.1   Opinion of Silverman Sclar Shin & Byrne PLLC.

23.1  Consent of Silverman Sclar Shin & Byrne PLLC (included in Exhibit 5.1).

23.2  Consent of BDO Seidman, LLP, independent registered public accountants.

23.3  Consent of Eisner LLP, independent registered public accountants.

24.1 Powers of Attorney (included in Signature Pages to this Registration Statement on Form S-8).

                                                                Exhibit 4.1


                           HEMISPHERX BIOPHARMA, INC.
                          DIRECTOR'S COMPENSATION PLAN

1.       Purpose.

         The 2003 Director's compensation plan is intended to provide a method whereby non-employee members of the Board of Directors of Hemispherx Biopharma, Inc. receive fair compensation with incentives for their duties as members of the board.

2.       Administration of Plan.

         The plan shall be administered by the Compensation Committee of the Board of Directors. The Committee is authorized to interpret the plan, to prescribe, amend and rescind rules and regulations relating to it.

3.       Compensation.

         For the ten year period commencing January 1, 2003, each of the directors then serving shall receive annual director's fees consisting of $50,000 ("Cash Compensation") and shares of common stock of the company having a value of $50,000 ("Share Compensation"). The Cash Compensation and Share Compensation shall be paid quarterly in each year ("Quarterly Payment") on March 31, June 30, September 30 and December 31. The Share Compensation Quarterly Payment shall be that number of shares of the Company's common stock having a value equal to $12,500, with the value of the shares being determined by the closing share price of the Company's common stock on the American Stock Exchange on the last trading day preceding the Quarterly Payment.

4.       Limitation on Share Compensation.

         In no event shall the number of shares issued for Share Compensation exceed in the aggregate for the ten year period 1,000,000 shares ("Share Limit"). In the event the Share Limit would otherwise be exceeded by any Share Compensation Quarterly Payment such Share compensation Quarterly Payment shall be changed into and made as a Cash Compensation Quarterly Payment.

5.       Eligibility.

         All members of the Board of Directors that are not employees of the company and attend at least one board meeting per calendar quarter.

This plan was approved by the Board of Directors on September 9, 2003.

   /s/Ransom W. Etheridge
   --------------------------
   Ransom W. Etheridge, Secretary

                                                               Exhibit 5.1
                        SILVERMAN SCLAR SHIN & BYRNE PLLC
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                              Tel. No. 212-779-8600
                        Telecopy Number - (212) 779-8858
                                                           September 9, 2004
Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, PA 19103

Re:      Hemispherx Biopharma, Inc. - Registration Statement on Form S-8
         ---------------------------------------------------------------

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,000,000 shares (the "Shares") of your common stock, $.001 par value ("Common Stock") issuable from time to time in connection with the Hemispherx Biopharma, Inc. 2003 Directors Compensation Plan and the Hemispherx Biopharma, Inc. 2004 Equity Incentive Plan (collectively, the "Plans").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                            Very truly yours,

                                   /s/Silverman Sclar Shin & Byrne PLLC
                                   -------------------------------------
                                   Silverman Sclar Shin & Byrne PLLC

                                                                Exhibit 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004 relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003.



/s/  BDO Seidman, LLP
---------------------
BDO Seidman, LLP

Philadelphia, Pennsylvania
September 10, 2004

                                                                Exhibit 23.3




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hemispherx Biopharma, Inc. of our reports dated March 18, 2004 and June 10, 2003 on our audits of Interferon Sciences, Inc. and subsidiary's consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in Hemispherx Biopharma, Inc.'s Registration Statement on Form S-1 (File No. 333-117178). We also audited Schedule II - Valuation and Qualifying Accounts of Interferon Sciences, Inc. for the years ended December 31, 2003, 2002 and 2001.



/s/ Eisner LLP
-----------
Eisner LLP

New York, New York
September 8, 2004